Contact:
Lawrence A. Gyenes	Seth Lewis
Senior Vice President, CFO & Treasurer	Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(973) 486-8860	(646) 378-2952
FOR IMMEDIATE RELEASE
Columbia Laboratories Reports Third Quarter 2012 Financial Results
Management will host Conference Call at 11:00AM EST Today

LIVINGSTON, NJ - November 8, 2012- Columbia Laboratories, Inc. (Nasdaq: CBRX) today reported financial results for the three- and nine-month periods ended September 30, 2012. Highlights of the third quarter include:

•	Total net revenues increased 35% to $6.7 million in the third quarter of 2012, compared to $4.9 million in the third quarter of 2011.

•
Net product revenues were $5.6 million, compared to $4.1 million in the third quarter of 2011, due to higher sales of CRINONE® (progesterone gel) to Merck Serono S.A. (“Merck Serono”) and Watson Pharmaceuticals, Inc. (NYSE:WPI)(“Watson”).

•	Gross profit on net product revenues was 43%, compared to 24% in the third quarter of 2011, due primarily to greater sales in higher-margin country markets.

•
Operating income was $1.4 million, versus an operating loss of $0.6 million in the third quarter of 2011, reflecting the higher revenues and a $0.4 million decrease in operating expenses from prior year levels.

•	Cash, cash equivalents and short-term investments increased by $2.6 million in the quarter to $25.6 million at September 30, 2012.
“We are pleased to report our second consecutive quarter of positive operating income and operating cash flows,” said Frank Condella, Columbia's President and CEO. “Our third quarter results reflect our streamlined operations as well as higher CRINONE net product revenues and royalties from our partners, Watson and Merck Serono.
“We are obviously disappointed that the FDA recently denied Watson's attempts to determine a viable pathway to approval for PROCHIEVE to reduce the incidence of preterm birth in women with a short cervix. In the near term, we will continue to focus on maximizing income and cash generation from our base business while we explore Columbia's strategic options,” Condella concluded.
Third Quarter Financial Results
Total net revenues for the third quarter of 2012 were comprised of net product revenues primarily for domestic and international sales of CRINONE to Watson and Merck Serono, respectively, and royalties from Watson.
Total net revenues for the third quarter of 2012 were $6.7 million, compared to $4.9 million for the third quarter of 2011. The increase in total net revenues was driven primarily by a $1.5 million increase in net product revenues and, to a lesser extent, higher royalty revenues.

•	Net product revenues increased to $5.6 million in the third quarter of 2012 as compared to $4.1 million in the third quarter of 2011, primarily due to higher sales to Merck Serono and Watson.

•	Total royalty revenues were $1.0 million in the third quarter of 2012, compared to $0.8 million in

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com the third quarter of 2011, primarily reflecting royalty revenues from Watson on CRINONE products.

•	There were essentially no other revenues in the third quarter of 2012 or 2011.
Gross profit margin on total net revenues was 52% for the third quarter of 2012, compared to 37% in the third quarter of 2011. Gross profit on net product revenues for the third quarter of 2012 was 43% compared with 24% for the same period in 2011. The higher profit margins in the 2012 quarter resulted primarily from the shift in sales mix to Merck Serono in favor of higher-margin country markets.
General and administrative costs were $1.9 million in the third quarter of both 2012 and 2011. Higher professional fees for business development activities and securities litigation costs were offset by lower personnel costs following the 2012 workforce reduction.
Research and development costs were $0.1 million in the third quarter of 2012, compared to $0.5 million in the 2011 quarter. The $0.4 million decrease primarily reflects lower personnel costs following the 2012 workforce reduction and lower project expenses.
As a result, total net operating expenses decreased to $2.0 million in the third quarter of 2012 as compared to $2.4 million in the prior year period.
Operating income was $1.4 million in the third quarter of 2012, compared to an operating loss of $0.6 million in the prior year period. The change primarily reflects the $1.5 million increase in net product revenues and $0.2 million increase in royalty revenues, coupled with the $0.4 million decrease in operating expenses, in the third quarter of 2012.
Other income and expense aggregated to a net loss of $1.0 million for the third quarter of 2012, compared to net income of $5.0 million in the third quarter of 2011, primarily reflecting the recognition of the $1.1 million change in the fair value of the warrants issued in conjunction with the October 2009 stock issuance resulting from the increase in Columbia's stock price from June 30, 2012 to September 30, 2012.
As a result, the Company reported net income of $0.4 million, or $0.00 per basic and diluted share, compared to net income of $4.4 million, or $0.05 per basic and $(0.01) per diluted share, for the third quarter of 2011.

At September 30, 2012, Columbia had cash, cash equivalents and short-term investments of $25.6 million, compared to cash, cash equivalents and short-term investments of $23.0 million at June 30, 2012, and $25.1 million at December 31, 2011. The Company believes its cash, cash equivalents and short-term investments will sustain its operations for the foreseeable future.
On October 26, 2012, it was confirmed that the FDA has denied Watson's Formal Dispute Resolution Request (FDRR) related to its New Drug Application (NDA 22-139) for PROCHIEVE for the prevention of preterm birth in women with a short cervical length. Watson filed its FDRR in August of 2012.

Financial Outlook
Columbia has streamlined the organization to operate as cash flow neutral-to-positive. The Company is currently evaluating potential strategic transactions to add value for its stockholders. Any significant expenses resulting from pursuing a possible strategic transaction could affect cash flow in the quarters incurred.

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the third quarter ended September 30, 2012, as follows:

Date:	Thursday, November 8, 2012
Time:	11:00 am EST
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Conference ID:	57130054
Live webcast:	www.columbialabs.com, under 'Investor'
The teleconference replay will be available two hours after completion through Thursday, November 15, 2012, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 57130054. The archived webcast will be available for one year on the Company's website, www.columbialabs.com, in the 'Investor' section under 'Events'.
About Columbia Laboratories
Columbia Laboratories, Inc. is a publicly traded specialty pharmaceutical company with a successful history of developing proprietary, vaginally administered products for women’s health indications. The Company receives sales and royalty revenues from CRINONE® 8% (progesterone gel), which is marketed by Watson Pharmaceuticals, Inc. in the United States and by Merck Serono S.A. in over 60 foreign countries.

Columbia's press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Watson's and Merck Serono's success in marketing CRINONE for use in infertility in their respective markets; Columbia's ability to timely regain compliance with the Nasdaq minimum closing bid price rule; successful development by Watson of a next-generation vaginal progesterone product; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations, including Medicaid; the ability to obtain and enforce patents and other intellectual property rights; the impact of competitive products and pricing; the evaluation of potential strategic transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® and PROCHIEVE® are registered trademarks of Watson Pharmaceuticals, Inc.

Financial tables follow

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,185,582	$10,114,163
Short-term investments	15,379,011	15,023,999
Accounts receivable, net	4,866,249	4,695,410
Inventories	3,706,702	3,635,730
Prepaid expenses and other current assets	503,731	667,927
Total current assets	34,641,275	34,137,229
Property and equipment, net	2,019,996	1,481,071
Other assets	38,878	464,286
TOTAL ASSETS	$36,700,149	$36,082,586

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,183,304	$3,526,171
Accrued expenses	2,431,629	3,016,596
Series C redeemable shares	550,000	600,000
Deferred revenues	—	93,750
Total current liabilities	5,164,933	7,236,517
Deferred revenue	36,760	46,416
Common stock warrant liability	2,769,277	8,168,846
TOTAL LIABILITIES	7,970,970	15,451,779
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
Series B convertible preferred stock,130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E convertible preferred stock, 22,740 shares issued and outstanding (liquidation preference of $2,274,000)	227	227
Common Stock $.01 par value; 150,000,000 shares authorized; 87,543,781 and 87,367,313 shares issued in 2012 and 2011, respectively	875,437	873,673
Capital in excess of par value	278,695,861	278,060,138
Less cost of 36,448 treasury shares	(125,381)	(125,381)
Accumulated deficit	(250,996,822)	(258,282,753)
Accumulated other comprehensive income	279,856	104,902
TOTAL SHAREHOLDERS' EQUITY	28,729,179	20,630,807
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$36,700,149	$36,082,586

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
REVENUES
Net product revenues (including amounts from related party:
2012 - $3,590,073; 2011 - $1,513,296)	$16,101,350	$12,536,141	$5,620,889	$4,129,112
Royalties (including amounts from related party:
2012 - $2,232,397; 2011 - $1,845,154)	2,532,197	2,070,226	1,017,609	782,694
Other revenues (including amounts from related party:
2012 - $0; 2011 - $21,974,383)	103,568	22,078,785	34,540	34,888
Total net revenues	18,737,115	36,685,152	6,673,038	4,946,694
COST OF PRODUCT REVENUES
Cost of product revenues (including amounts from related party:
2012 - $3,263,376; 2011 - $1,453,720)	9,655,624	8,161,210	3,186,792	3,124,284
Gross profit	9,081,491	28,523,942	3,486,246	1,822,410
OPERATING EXPENSES:
Selling and distribution	—	87,669	—	—
General and administrative	6,376,561	6,765,420	1,901,880	1,908,616
Research and development (net of reimbursement from related
party: 2012 - $435,199; 2011 - $2,690,163)	856,545	2,362,434	143,795	508,884
Net gain on U.S. sale of STRIANT	—	(2,533,127)	—	—
Total operating expenses	7,233,106	6,682,396	2,045,675	2,417,500
Income (loss) from operations	1,848,385	21,841,546	1,440,571	(595,090)
OTHER INCOME (EXPENSE):
Interest income	181,084	36,395	58,339	31,868
Interest expense	(22,459)	(11,663)	(22,459)	(3,887)
Change in fair value of redeemable warrants	—	(2,721,205)	—	—
Change in fair value of stock warrants	5,399,569	2,790,337	(1,065,498)	5,050,520
Other, net	(115,629)	(353,151)	(19,882)	(32,964)
Total other income (expense)	5,442,565	(259,287)	(1,049,500)	5,045,537
Income before taxes	7,290,950	21,582,259	391,071	4,450,447
Provision for income taxes	(5,018)	(37,710)	(2,342)	(33,206)
NET INCOME	$7,285,932	$21,544,549	$388,729	$4,417,241

NET INCOME PER COMMON SHARE:
Basic	$0.08	$0.25	$0.00	$0.05
Diluted	$0.02	$0.20	$0.00	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	87,310,752	85,998,197	87,330,865	87,269,433
Diluted	88,451,364	92,561,710	88,542,827	89,240,246

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com